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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-A 12G

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              UNITEDGLOBALCOM, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                    84-1602895
(State of incorporation or organization)       (IRS Employer Identification No.)


4643 SOUTH ULSTER STREET, SUITE 1300
            DENVER, COLORADO                                  80237
(Address of principal executive offices)                   (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED

            NONE                                         NONE


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / / (Registration under Section 12(g) is effective pursuant to Rule 12g-3(a). See Introductory Note)

Securities Act registration statement file number to which this Form relates:
333-55228

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                 CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE
                 -----------------------------------------------
                                (Title of class)

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                                INTRODUCTORY NOTE

The Class A Common Stock, par value $0.01 per share, of the Company was deemed to be registered under the Securities Exchange Act of 1934, as amended, by action of Rule 12g-3(a) immediately upon the consummation on January 30, 2002 of the merger of a wholly-owned subsidiary of the Company with and into UGC Holdings, Inc., a Delaware corporation that prior to such merger was called "UnitedGlobalCom, Inc."

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

For information about the Class A Common Stock, par value $0.01 per share, of the Company, please see the information contained under the heading "Chapter IV--Information About New United, Description of New United Capital Stock" in the prospectus filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) on January 2, 2002, and deemed a part of the Company's Registration Statement on Form S-4 filed with the Commission on February 8, 2001 (File No. 333-55228), as amended, which information is hereby incorporated by reference.

ITEM 2. EXHIBITS.

Listed below are all exhibits filed as a part of this registration statement:

1.   The specimen of the Class A Common Stock Certificate.(1)
2.   Restated Certificate of Incorporation of the Registrant.(2)
3.   Bylaws of the Registrant.(3)

--------------
(1) Incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 filed with the Commission on February 8, 2001 (File No. 333-55228), as amended.

(2) Incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-82776) filed by the Registrant on February 14, 2002.

(3) Incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-82776) filed by the Registrant on February 14, 2002.


The above-referenced documents filed as exhibits to the above-referenced Registration Statements are hereby incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        UNITEDGLOBALCOM, INC.


                                        By: /s/ Frederick G. Westerman III
                                            -----------------------------------
                                            Frederick G. Westerman III
                                            CHIEF FINANCIAL OFFICER


Date: March 4, 2002